                                                                   EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of November 1, 2000 by and between Telemundo Communications Group, Inc., a Delaware Corporation (the "Company"), and Vincent L. Sadusky ("Executive").

     The parties hereby agree as follows:

1. TERM OF EMPLOYMENT. The Company hereby employs Executive, and Executive
   ------------------
hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth, for a term (the "Employment Period") commencing on November 1, 2000 and continuing until October 31, 2003. At the option of the Company (the "Extension Option"), exercisable by delivery of written notice to Executive at least one hundred and twenty (120) days prior to expiration of the Employment Period, the Employment Period shall be extended for two (2) additional years commencing on November 1, 2003 and ending on October 31, 2005 (the "Extension Period"). The Employment Period as extended by the Extension Period, if any, will be referred to as the "Term". The expiration date of the Term will be referred to as the "Expiration Date".

2. DUTIES AND PRIVILEGES. During the Term, Executive shall serve as Chief
   ---------------------
Financial Officer and Treasurer of the Company, its subsidiaries and divisions; oversee all financial affairs of the Company, its subsidiaries and divisions; be responsible to and report to the Chief Operating Officer of the Company (or, at the discretion of the Company's Chief Executive Officer, the Chief Executive Officer of the Company); perform such services as are consistent with Executive's position hereunder as the Chief Financial Officer and Treasurer; devote Executive's entire business time, ability and energy exclusively to the performance of Executive's duties hereunder; and use Executive's best efforts to advance the interests and businesses of the Company, its subsidiaries and divisions. The Company shall have the right to transfer or assign this Agreement to any of its Affiliates, provided that such Affiliate assumes the obligations of the Company under this Agreement; provided, further, that upon any such transfer or assignment, there is no Diminution in Duty or Designated Relocation, as defined in Sections 4(g)(i) and 4(g)(ii).

3. COMPENSATION.
   ------------

     (a) Base Salary. The Company shall pay to Executive a base salary at the
         -----------
rate of $250,000 per year during the period from November 1, 2000 through October 31, 2001 ("Year 1"); $275,000 per year during the period from November 1, 2001, through October 31, 2002; $300,000 per year during the period from November 1, 2002 through October 31, 2003; and, if the Extension Option is exercised by the Company, $325,000 per year during the period of November 1, 2003 through October 31, 2004, and $350,000 per year for the period November 1, 2005 through October 31, 2005.

     (b) Annual Bonus. Executive shall be eligible to earn an annual bonus in an
         ------------
amount not to exceed fifty percent (50%) of his then-current base salary in Year 1 and an in amount not to exceed sixty percent (60%) of his then-current base salary for the other years of the Term. Fifty percent (50%) of each year's annual bonus will be based on the achievement of pre-determined


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performance targets (for the Company and/or Executive) set by the Company, in
its sole discretion but in consultation with Executive, and fifty percent (50%) will be discretionary, as decided by the Chief Executive Officer and Chief Operating Officer in their sole discretion, which shall be final and binding. Any annual bonus due hereunder will be paid within sixty (60) days after the end of each calendar year, with the bonus due for any partial Contract Year to be paid on a pro rata basis. The parties' acknowledge that Company has paid to
          --------------
Executive a bonus of $100,000 for the year 2000, in full and complete satisfaction of Company's obligations under Executive's prior employment agreement, dated as of January 1, 2000.

     (c) Special Bonus. In adition to the other compensation payable hereunder,
         --------------
Company shall pay to Executive a one-time bonus payment (the "Special Bonus"), on or before March 1, 2005, in an amount equal to the product of twenty-five one-hundredths of one percent (0.25%) times the "Company Net Fair Market Value."

          (i) The "Company Net Fair Market Value" equals the fair market value of the Company as of November 1, 2004 ("Special Bonus Calculation Date) minus $1,089,000,000 and minus all Indebtedness (as defined in the Standard Terms and Conditions attached hereto as Exhibit "A") of the Company and its subsidiaries as of the Special Bonus Calculation Date and minus the aggregate value of all equity contributions made by the Company's shareholders from December 15, 2000 through and including the Special Bonus Calculation Date. The parties will mutually agree on a method for determining the fair market value of the Company by no later than March 1, 2002.

          (ii) If Executive's employment is terminated prior to the Expiration Date for any reason other than pursuant to Section 4(d), then the amount of the Special Bonus payable to Executive will be equal to the Executive's vested portion of such Bonus at the date of such termination. Executive's right to receive the Special Bonus will vest 5% each February 1, May 1, August 1, and November 1 (each, a "Vesting Date") during each of Years 1 through 5. The vested portion of the Special Bonus will be the aggregate percentage vested as of the Vesting Date immediately preceding the date of termination, and the Special Bonus Calculation Date will be deemed to be the date on which Executive's employment was terminated. If the Company does not exercise the Extension Option, upon expiration of the Term, Executive's vested portion of the Special Bonus will be 60%, and the Special Bonus Calculation Date will be the Expiration Date. If Executive's employment is terminated prior to the Expiration Date pursuant to Section 4(d), Executive will not be deemed to have vested in any portion of the Special Bonus, and no amount will be owed to Executive pursuant to this Section 3(c).

          (iii) Upon a "Change in Control" of the Company (as defined in Section 4(g)(iii)), the Special Bonus shall become fully vested and shall be payable within ninety (90) days after the closing of Change in Control transaction.

          (iv) In the event that during the Term the Company elects to offer an equity participation plan to its senior executives, Executive shall participate in such plan to the same extent as other senior executives of the Company having similar levels of responsibility and compensation, in place and instead of the Special Bonus; provided, however, (i) that in no event shall such equity participation awarded to Executive have a fair market value less than the value of the Special Bonus (calculated as if the Special Bonus Calculation Date were the date of the equity grant); and (ii) such equity participation shall vest in no more than four (4) years. The


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determination of the fair market value of any equity participation granted hereunder shall be determined in good faith, using customary valuation techniques.

     (d) Other Benefits.
         ---------------

          (i) During the Term, Executive shall be eligible to participate in all then-operative employee benefit plans adopted and/or implemented by the Company or its Affiliates that are applicable generally to executives of the Company with comparable levels of responsibility and seniority ("Executive Benefit Plans"), subject to the respective terms and conditions of any such Executive Benefit Plans. Nothing contained in the Agreement shall obligate the Company and/or any of its Affiliates to adopt or implement any Executive Benefit Plan, or prevent or limit the Company and/or any of its Affiliates from making any blanket amendments, changes, or modifications of the eligibility requirements or any other provisions of, or terminating, any Executive Benefit Plan at any time (whether during or after the Employment Period), and Executive's participation in or entitlement under any such Executive Benefit Plan shall at all times be subject in all respects thereto.

          (ii) Executive shall be entitled to four (4) weeks of paid vacation during each year of his employment by the Company to be taken in a manner consistent with the Company's vacation policy for senior management level employees. Executive shall not receive any additional compensation for any vacation time not used by Executive.

          (iii) The Company agrees that it will provide Executive, in his capacity as an officer and, if applicable, as a director, with indemnification rights which are not materially less favorable to Executive, in his capacity as an officer and as a director, than those provided as of the date of this Agreement in the By-laws of the Company.


4. EXPIRATION OF TERM AND TERMINATION.
   ----------------------------------

     (a) Executive's employment by the Company and this Agreement shall automatically expire and terminate on the Expiration Date, unless sooner terminated pursuant to the provisions of this Section 4.

     (b) Executive's employment by the Company and this Agreement shall automatically terminate upon Executive's death.

     (c) The Company shall have the right and option, exercisable by giving written notice to Executive, to terminate Executive's employment by the Company and this Agreement at any time after Executive has been unable to perform the services or duties required of Executive in connection with Executive's employment by the Company as a result of physical or mental disability (or disabilities) which has (or have) continued for a period of twelve (12) consecutive weeks, or for a period of sixteen (16) weeks in the aggregate, during any twelve (12) month period.

     (d) The Company shall have the right and option, exercisable by giving written notice to Executive, to terminate Executive's employment by the Company and this Agreement at any time after the occurrence of any of the following events or contingencies (any such termination being deemed to be a termination "for cause"):

          (i) Executive materially breaches, materially repudiates or otherwise materially fails to comply with or perform any of the terms of this Agreement, any duties of Executive in connection with Executive's employment by the Company or any of the Company's policies or procedures, or deliberately interferes with the compliance by any other employee of the Company with any of the foregoing; provided, however, that if any action or omission by Executive constituting one of the foregoing is curable and not "intentional" and does not constitute any of the events or actions described in clause (ii) below, Executive shall have five
(5) business days to cure such breach following notice thereof from the Company (which notice shall be written or, if immediate written notice is not possible, oral notice may be given, provided that such oral notice is confirmed in writing within the foregoing five (5) business day period.) (For purposes of this clause
(i) and clauses (iii) and (iv) below, an action (or omission) shall be deemed "intentional" if Executive knows, or reasonably should have known, that such action (or omission) constitutes a material breach hereof);

          (ii) The commission by Executive of a felony (whether or not prosecuted) or the pleading by Executive of no contest (or similar plea) to any felony (other than a crime for which vicarious liability is imposed upon Executive solely by reason of Executive's position with the Company, and not by reason of Executive's conduct);

          (iii) Any act or omission by Executive constituting fraud, gross negligence or willful misconduct in connection with Executive's employment by the Company; provided, however, that if any action or omission by Executive constituting one of the foregoing is curable and not "intentional" and does not constitute any of the events or actions described in clause (ii) above, Executive shall have five (5) business days to cure such breach following notice thereof from the Company (which notice shall be written or, if immediate written notice is not possible, oral notice may be given, provided that such oral notice is confirmed in writing within the foregoing five (5) business day period.); or

          (iv) Any other act, omission, event or condition constituting cause for the discharge of an employee under applicable law; provided, however, that if any such act, omission, event or condition constituting one of the foregoing is curable and not "intentional" and does not constitute any of the events or actions described in clause (ii) above, Executive shall have five (5) business days to cure such breach following notice thereof from the Company (which notice shall be written or, if immediate written notice is not possible, oral notice may be given, provided that such oral notice is confirmed in writing within the foregoing five (5) business day period).

     (e) The Company shall have no obligation to renew or extend the Term. Neither (i) the expiration of the Term, (ii) the failure or refusal of the Company to renew or extend the Term or Executive's employment by the Company upon the Expiration Date nor (iii) the termination of this Agreement by the Company pursuant to any provision of this Section 4, shall be deemed to constitute a termination of Executive's employment by the Company "without cause" for the purpose of triggering any rights of or causes of action at law or equity by Executive.

     (f) The Company shall not be obligated to utilize Executive's services or any of the results and proceeds thereof or to permit Executive to retain any corporate office or to continue to do so;

and the Company shall have the unilateral right, at any time, without notice, in the Company's sole and absolute discretion, to terminate Executive's employment by the Company, without cause, and for any reason or for no reason (the Company's "Termination Rights"). The Company's Termination Rights are not limited or restricted by, and shall supersede, any policy of the Company requiring or favoring continued employment of its employees during satisfactory performance, any seniority system or any procedure governing the manner in which the Company's discretion is to be exercised. No exercise by the Company of its Termination Rights shall, under any circumstances, be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including, without limitation, a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful discharge of Executive or a wrongful termination of Executive's employment by the Company, (iii) a wrongful deprivation by the Company of Executive's corporate office (or authority, opportunities or other benefits relating thereto) or (iv) the breach by the Company of any other duty or obligation, express or implied, which the Company may owe to Executive pursuant to any principle or provision of law (whether contract or tort).

     (g) Executive shall have the right to terminate his employment hereunder upon the occurrence of any event that constitutes "Good Reason" (as defined below) if the Company fails to cure such Good Reason event within ten (10) business days after receiving written notice from Executive which describes (A) the alleged Good Reason and (B) the actions Executive believes are necessary to cure such alleged Good Reason. "Good Reason" means any of the following events:
(A) a "Diminution in Duty," (B) a "Designated Relocation," (C) a "Change in Control" or (D) any "Other Good Reason Event."

          (i) "Diminution in Duty" means that, without Executive's prior written consent, Executive (A) no longer holds the position of Chief Financial Officer and Treasurer of the Company or its successor or (B) is required to report to anyone other than the Chief Executive Officer or Chief Operating Officer of the Company.

          (ii) "Designated Relocation" means the Company requiring Executive's work location to be other than within thirty (30) miles of the Company's current corporate offices in Hialeah, Florida.

          (iii) "Change in Control" means the acquisition by one or more parties, other than any or all of the "Current Owners" (as defined in the following sentence), of more than fifty percent (50%) of the outstanding ownership interests in, or assets of, the Company in a single transaction or series of related transactions. "Current Owners" means Sony Pictures Entertainment Inc., Liberty Media Corporation, Council Tree Hispanic Broadcasters, LLC, BCF Media, LLC, Bron-Villanueva Capital, LLC and their respective "Affiliates." "Affiliate" means, with respect to a party, any other party which is controlling of, controlled by or under common control with the subject entity; "control" means the power to direct, directly or indirectly, the policy and management of a party, whether by stock ownership, contract or otherwise.

          (iv) "Other Good Reason Event" means (A) the Company's exercise of its Termination Rights under Section 4(f) or (B) any material breach of this Agreement by Company.

     (h) If this Agreement, the Term or Executive's employment by the Company is terminated or

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expires pursuant to any provision of this Section 4 (other than pursuant to
Sections 4(f) or 4(g)), Executive's right to receive salary or other compensation from the Company and all other rights and entitlements of Executive pursuant to this Agreement or as an employee of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Executive, except that:

          (i) The Company shall be obligated to pay to Executive not later than the effective date of such termination all unpaid salary, vacation and reimbursable expenses which shall have accrued as of the effective date of such termination; and

          (ii) The terms and conditions of applicable Executive Benefit Plans, if any, shall control Executive's entitlement, if any, to receive benefits thereunder.

          (iii) (i) If Executive's employment hereunder is terminated pursuant to Section 4(f) or Section 4(g), the Company shall have no obligation or liability to Executive pursuant to this Agreement or otherwise, except to pay to
Executive: (A) not later than the effective date of such termination all unpaid vacation which shall have accrued as of the effective date of such termination;
(B) when otherwise due in accordance with Paragraph 2(d) of the attached Standard Terms and Conditions, business expenses incurred by the Executive; (C) the then-unpaid balance of any Annual Bonus due under Section 3(b); (D) the portion of the Special Bonus due pursuant to Section 3(c)(ii); and (E) amounts equal to the salary and benefits provided in Sections 3(a) and 3(d)(i) until the Expiration Date, payable in the same installments and on the same dates as if Executive's employment by the Company had not been terminated; provided, however, that in the event of a termination by Executive due to a Change in Control, the amounts payable under clause (E) shall be limited to the salary and benefits provided in Sections 3(a) and 3(d)(i) for the lesser of twelve (12) months from the effective date of such termination or the remainder of the Term. Executive shall have no obligation to mitigate in order to receive the amounts specified in the precious sentence; provided, however, that if Executive does
                                    --------  -------
receive compensation from a third party for services rendered (whether as an employee or as an independent contractor) after such termination and prior to the Expiration Date, then Company's payment obligations under this Section 4(i) shall be offset by the amount of compensation so received by Executive. Executive shall promptly notify the Company in writing of all such other employment undertaken by Executive and the salary or other compensation received therefrom. Executive agrees to provide the Company with a copy of any W-2 Wage and Tax Statements which he receives from any entity other than the Company, within thirty (30) days after his receipt thereof, during any period in which the Company is required to pay Executive compensation after termination of Executive's employment pursuant to Sections 4(f) and 4(g). The payments provided herein shall be in lieu of all other rights of Executive hereunder and at law or equity.

     (j) Immediately upon any termination of Executive's employment hereunder or of this Agreement (whether or not pursuant to this Section 4), Executive shall return to the Company all property of the Company heretofore provided to Executive by the Company or otherwise in the custody, possession or control of Executive (including, without limitation, the "Confidential Materials" described in Paragraph 6(b) of the attached Standard Terms and Conditions), but excluding Executive's personal files and rolodex to the extent no Confidential Materials are contained therein. Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement or of Executive's employment for any reason whatsoever shall in any manner operate to terminate, limit or otherwise affect the Company's ownership of any of the rights, properties or privileges granted to the Company hereunder.

5. EXECUTIVE TRAVEL. In the event that Executive is required to travel by
   ----------------
airplane on Company business, Executive shall travel as follows: (a) coach class on all domestic flights less than three (3) hours; (b) business class on all domestic flights greater than three (3) hours and on all international flights (including Puerto Rico). Executive may travel first class if business class is not available on any flight on which Executive is permitted to fly business class. Executive agrees to comply with all Company travel policies.

6. STANDARD TERMS. Attached as Exhibit A hereto and deemed a part hereof are the
   --------------
Company's Standard Terms and Conditions of Employment Agreement, all of which terms are binding on the parties hereto and incorporated herein by reference. For convenience, provisions of this Agreement shall be referred to as "Sections" and provisions of the Standard Terms shall be referred to as "Paragraphs". In the case of any conflict between the terms of this Agreement and the terms of Exhibit A hereto, the terms of this Agreement shall govern.

7. EMPLOYMENT EXCLUSIVITY. Notwithstanding anything to the contrary contained
   ----------------------
herein, Executive may, during the term of his employment by the Company, serve
(A) on the board of directors of charitable organizations and (B) the Board of Directors of JVB Financial Holdings, LLC; provided that no such activity interferes with the performance of Employee's services hereunder.

8. SUPERSEDING AGREEMENT. This Agreement, including Exhibit A attached hereto
   ---------------------
and incorporated herein by reference, shall constitute the full and entire understanding of the parties hereto with respect to the subject matter hereof and shall supersede any prior agreements, negotiations, understandings and representations (if any) with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed on their behalf as of the date first above written.


                                                     -----------------------
                                                     Vincent L. Sadusky

TELEMUNDO COMMUNICATIONS GROUP, INC.


By:______________________________
   Alan Sokol
   Chief Operating Officer

                                    EXHIBIT A

              STANDARD TERMS AND CONDITIONS OF EMPLOYMENT AGREEMENT


     1. Definitions. All capitalized terms used herein shall have the meanings
        -----------
ascribed to them in the Agreement attached hereto. The following words, terms and phrases (and variations thereof) used herein shall have the following meanings:

        (a) An "Affiliate" of a party means a Person which, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or control with, such party.

        (b) "Indebtedness" means:

          (i) all indebtedness for borrowed money;

          (ii) all obligations for the deferred purchase price of property and assets or services (other than trade payable or other accounts payable incurred in the ordinary course of business and not past due for more than 90 days after the date on which such trade payable or account payable is created);

          (iii) all obligations evidenced by notes, bonds, debentures, or other similar instruments, or upon which interest payments are customarily made;

          (iv) all obligations created or arising under any conditional sales or other title retention agreement with respect to property or assets acquired (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

          (v) all obligations as a lessee under any capitalized lease;

          (vi) all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit given in support of trade payables incurred in the ordinary course of business and with an expiration date of not more than 90 days after the date on which such letter of credit was issued); and

          (vii) all obligations under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving effect to such obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

Notwithstanding the foregoing, no amounts shall be included as Indebtedness hereunder unless such amounts are actually paid to the Company or one or more of its subsidiaries or to a third party on behalf of the Company or one or more of its subsidiaries,

        (c) "Intellectual Property" means any and all intellectual, artistic, literary, dramatic or musical rights, works or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including, without limitation, all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, characters, plots, themes, dialogue, stories, scripts, treatments, outlines, submissions, ideas, concepts, packages, compositions, artwork and logos, and all audio, visual or audio-visual works of every kind and in every stage of development, production and completion, and all rights to distribute, advertise, promote, exhibit or otherwise exploit any of the foregoing by any means, media or processes now known or hereafter devised.

        (d) "Spanish-Language Media Business" means any Person engaging in any of the following in the United States or its territories or possessions: (i) the creation, production, distribution, exhibition or other exploitation of Spanish-language television programs; (ii) Spanish-language television (including pay, free, over-the-air, cable and satellite); or (iii) Spanish-language advertising.

        (e) "Person" means any individual, corporation, trust, estate, partnership, joint venture, company, association, league, group, governmental agency or other entity of any kind or nature.

        (f) "Restricted Period" means and shall be limited to the meaning provided with respect to the first of the following events to occur during the Employment Period:

          (i) if this Agreement and Executive's employment hereunder is terminated by the Company "for cause" then the term Restricted Period shall mean and be limited to the term of Executive's employment by the Company plus a period of time equal to six (6) months immediately following such termination; or

          (ii) if this Agreement and Executive's employment hereunder is terminated by the Company for any reason other than "for cause" then the phrase Restricted Period shall mean and be limited to the term of Executive's employment by the Company.

     2. Compensation; Business Expenses.
        -------------------------------

        (a) Executive's salary shall be payable in equal installments (not less frequently than monthly) in accordance with the Company's customary payroll practices. No additional compensation shall be payable to Executive by reason of the number of hours worked or by reason of any hours worked on Saturdays, Sundays, holidays or otherwise. All compensation payable to Executive hereunder (whether in the form of salary, benefits or otherwise) shall be subject to all applicable laws, statutes, governmental regulations or orders, the terms of all applicable Executive Benefit Plans and the terms of all agreements between or binding upon the Company and Executive requiring the deduction or withholding of any amounts from such payments, and the Company shall have the right to make such deductions and withholdings in accordance with the Company's interpretation thereof in the Company's sole discretion.

        (b) Subject to Section 4 of the Agreement, Executive shall be eligible to participate in fringe benefits, if any, maintained by the Company for employees generally on the same basis as comparable employees of the Company.

        (c) Subject to the requirements of Executive's position and corporate office, Executive shall be entitled to annual vacations in accordance with the Company's vacation policy in effect from time to time.

        (d) The Company recognizes that, in connection with Executive's performance of Executive's duties and obligations hereunder, Executive will incur certain ordinary and necessary expenses of a business character. The Company shall reimburse to Executive all such business expenses upon the presentation of itemized statements of such expenses, provided their extent and nature are approved in accordance with the policies and procedures of the Company.

     3. Right to Insure. The Company shall have the right to secure, in its own
        ---------------
name or otherwise and at its own expense, life, health, accident or other insurance covering or otherwise insuring Executive, and Executive shall have no right, title or interest in or to any such insurance or any of the proceeds or benefits thereof. Executive shall fully assist and cooperate with the Company in procuring any such insurance, including, without limitation, by submitting to such examinations, and by signing such applications and other instruments, as may reasonably be required by any insurance carrier to which application is made by the Company for any such insurance.

     4. Employment Exclusivity. For such period of time as Executive shall be
        ----------------------
employed by the Company Executive shall not (a) perform services for any Person other than the Company or its Affiliates without the prior written consent of the Company, (b) engage in any activity that would interfere with the performance of Executive's services hereunder or (c) become financially interested in or associated with, directly or indirectly, any Spanish-Language Media Business other than the Company.

     5. Interest In Other Corporations. Notwithstanding anything to the contrary
        ------------------------------
contained in Paragraph 4 hereof, Executive may own up to one percent (l%) of any class of any


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

Person's outstanding securities which are listed on any national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934 or otherwise publicly traded, provided that the holdings of Executive of any such security of a Spanish-Language Media Business do not represent more than ten percent (10%) of the aggregate of Executive's investment portfolio at any time.

     6. Ownership of Work Product; Confidentiality; Non-Compete; Etc.
        -------------------------------------------------------------

        (a) Executive covenants and agrees that all copyrights, patents, trade secrets or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes or works of authorship developed or created by Executive within the scope of his employment by the Company (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered work made by Executive for hire for the Company within the meaning of the copyright laws of the United States. To the extent the Work Product may not be considered work made by Executive for hire for the Company, Executive agrees to assign, and automatically assigns at the time of creation of the Work Product, without any requirement of further consideration, any right, title or interest Executive may have in such Work Product. Upon request of the Company, Executive shall take such further action, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. Additionally, the Company shall reimburse Executive for all reasonable and actual expenses properly incurred by Executive in connection with Executive's provision of such assistance; provided, however, that proper vouchers are submitted to the Company by Executive evidencing such expenses and the purposes for which the same were incurred.

        (b) All information, documents, notes, memoranda and Intellectual Property of any kind received, compiled, produced or otherwise made available to Executive during or in connection with Executive's employment by the Company relating in any way to the business of the Company or of any of its Affiliates and which has not been previously published or otherwise disclosed to the general public or not previously made available without restriction to the receiving party or others ("Confidential Materials") shall be the sole and exclusive property of the Company and shall in perpetuity (both during and after Executive's employment by the Company) be maintained in utmost confidence by Executive and held by Executive in trust for the benefit of the Company. Executive shall not during the Employment Period or at any time thereafter directly or indirectly release or disclose to any other Person any Confidential Materials, except with the prior written consent of the Company and in furtherance of the Company's business or as required by law.

        (c) During the Restricted Period (and, in the case of clause (i) below, for a period of six (6) months thereafter) Executive shall not (without the Company's consent), directly or indirectly, nor shall Executive during such time period authorize or assist any other Person to, solicit, entice, persuade or induce any Person to do any of the following:

          (i) Terminate or refrain from extending or renewing (on the same or different terms) such Person's employment by, or contractual or business relationship with, the Company or any of its Affiliates; or

          (ii) Engage in any Spanish-Language Media Business in the United

States for any Person other than the Company or its Affiliates.

        (d) Executive recognizes and agrees that (i) the enforcement of this Paragraph 6 is reasonably necessary to protect the legitimate business interests of the Company and that, due to the proprietary nature of the Company's business, (ii) the restrictions set forth above are reasonable as to duration, scope and geographic area and that the material breach or threatened breach of such restrictions will result in irreparable injury to the Company. In the event that any court or tribunal shall at any time hereafter hold any covenants or restrictions contained in this Agreement to be unenforceable or unreasonable as to duration, scope or geographic area, such court shall have the power, and is specifically requested by Executive and the Company, to declare or determine the duration, scope or geographic area that it deems to be reasonable or enforceable and to enforce the restrictions contained therein to such extent.

        (e) The Company shall have the right to use Executive's name, approved biography and/or likeness (such approval not to be unreasonably withheld) in connection with its business, including in advertising its products and services, and may grant this right to others, but not for use as an endorsement (direct or indirect), tie-up or tie-in.

     7. Warranties and Covenants. Executive warrants, represents and covenants
        ------------------------
to the Company as follows:

        (a) Executive is free to enter into this Agreement and to perform the services contemplated hereunder.

        (b) Executive is not currently (and will not, to the best knowledge and ability of Executive, at any time during the Employment Period be) subject to any agreement, understanding, obligation, claim, litigation, condition or disability which could adversely affect Executive's performance of any of Executive's obligations hereunder or the Company's complete ownership and enjoyment of all of the rights, powers and privileges granted to the Company hereunder.

        (c) No Intellectual Property written, composed, created or submitted by Executive at any time during Executive's employment by the Company shall, to the best of Executive's knowledge, violate the rights of privacy or publicity, constitute a libel or slander or infringe upon the copyright, literary, personal, private, civil, property or other rights of any Person.

     8. Employment after Expiration Date. Executive's employment by the Company
        --------------------------------
may be continued beyond the Expiration Date by the express consent of both parties (which consent each party shall have the right to grant or withhold in its sole and absolute discretion). In the event of any such continuation of Executive's employment by the Company beyond the Expiration Date, the relationship between the Company and Executive shall be that of employment-at-will that may be terminated by either the Company or Executive at any time upon ten (10) days' prior written notice, with or without cause, for any reason or for no reason, and without liability of any nature. Executive's employment by the Company, if any, after the Expiration Date shall be governed by all of the terms and conditions of this Agreement not inconsistent with the at-will nature of such employment.

     9. Intentionally Omitted.
        ---------------------

     10. Equitable Relief. Executive acknowledges that the services to be
         ----------------
rendered by Executive under this Agreement, and the rights and privileges granted by Executive to the Company hereunder, are of a special, unique, extraordinary and intellectual character which gives them a peculiar and special value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by Executive of any of the provisions hereof will cause the Company great and irreparable injury. Executive acknowledges that the Company shall, therefore, be entitled, in addition to any other remedies which it may have under this Agreement or at law, to receive injunctive and other equitable relief (including, without limitation, specific performance) to enforce any of the rights and privileges of the Company or any of the covenants or obligations of Executive hereunder. Nothing contained herein, and no exercise by the Company of any right or remedy, shall be construed as a waiver by the Company of any other rights or remedies that the Company may have.

     11. Governing Law; Jurisdiction; Venue and Arbitration Proceedings.
         --------------------------------------------------------------

        (a) This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. The parties acknowledge that a substantial portion of the negotiations and anticipated performance of this Agreement occurred or shall occur in Miami, Florida. Accordingly, except with respect to claims subject to arbitration under this Agreement, any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in the City of Miami or the United States District Court located within the City of Miami. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

        (b) (i) In the event there is any dispute arising out of or related to Executive's employment by the Company (including termination of such employment), which the parties are unable to resolve through direct discussion or mediation, regardless of the kind or type of dispute, Executive and the Company hereby agree to submit all such disputes exclusively to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act, or any successor or replacement statute, upon a request submitted in writing to the other party within one year of the date when the dispute first arose, or within one year of the termination of Executive's employment by the Company, whichever occurs first; provided, however, that if any such dispute arises under a statute providing for a longer time to file a claim, the limitations period of that statute shall govern. Any such arbitration shall be (x) held within Miami, Florida, (y) administered by the American Arbitration Association (the "AAA") under its then prevailing National Rules for the Resolution of Employment Disputes and (z) decided by one (1) arbitrator appointed in accordance with such Rules. The fees of such arbitrator and the cost related to the arbitration hearing shall be paid by the Company. Each party shall pay the expenses of his/its attorneys, except that the arbitrator shall, as provided by law, be entitled to award the costs of arbitration, attorney's and expert's fees, as well as costs, to the party that the arbitrator determines to be the prevailing party in any such arbitration. The AAA maintains a web site (http://www.adr.org)
                                                             ------------------
that contains a copy of its National Rules for the Resolution of

Employment Disputes. The parties may conduct reasonable discovery, including depositions, before the arbitration hearing. The arbitrator shall be empowered to award either party any remedy at law or in equity otherwise available had the claim been litigated in court. Judgment upon the award rendered by the arbitrator as provided herein shall be final and binding upon all parties and may be entered by any court having jurisdiction thereof. Failure to timely request arbitration as provided herein shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration under this Agreement. The limitations period set forth in this Paragraph shall not be subject to tolling, equitable or otherwise.

          (ii) The claims subject to arbitration under this Agreement include, but are not limited to, any claims relating to Executive's employment or the termination thereof, including claims that Executive may have against the Company and/or its Affiliates and/or their respective officers, directors, employees, successors or assigns for breach of contract (express or implied), discrimination (including, but not limited to, race, color, religion, sex, national origin, age, disability, sexual orientation, marital status, and arrest and court record), compensation and benefits claims, tort claims, and claims for violation of any federal, state or local law, statute, regulation or ordinance. However, nothing in this Agreement shall be construed as precluding (a) either party from filing criminal charges, as applicable, or (b) the Executive from filing a charge with the Equal Employment Opportunity Commission ("EEOC"), the National Labor Relations Board ("NLRB"), the Workers Compensation Appeals Board or other federal, state or local agencies, seeking administrative assistance in resolving claims. However, any claim that cannot be resolved administratively through such an agency shall be subject to arbitration as provided herein. Notwithstanding anything to the contrary contained herein, requests for injunctive relief by either party shall NOT be submitted to arbitration, and the parties hereby stipulate to stay any related arbitration proceeding until any such requests for injunctive relief are resolved. This Paragraph shall survive the expiration or termination of this Agreement and/or the cessation of Executive's employment by the Company, however the same shall occur.

        (c) Except as provided herein with respect to arbitration proceedings, if any civil action or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that civil action or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs and all other charges reasonably billed by the attorney to the prevailing party.

     12. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

        (a) if to the Company:
            -----------------

            Telemundo Communications Group, Inc.
            2290 West 8th Avenue
            Hialeah, Florida 33010
            Attention:  General Counsel
            Telecopier: (305) 889-7953

        (b) if to Executive:
            ---------------

            Vincent L. Sadusky

            ____________________________

            ____________________________


or to such other address as any party may designate by notice complying with the terms of this Paragraph 12. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     13. Service as Expert Witness. Executive acknowledges that during the
         -------------------------
Employment Period Executive will have access to confidential and proprietary information concerning the Company, including, without limitation, access to various proprietary and confidential contracts and financial data. Executive agrees that Executive shall not at any time either during or after the term of this Agreement serve as an "expert witness" or in any similar capacity in any litigation or other proceeding to which the Company or any of its Affiliates is a party without the prior written consent of the Company or such Affiliate, as the case may be.

     14. Miscellaneous.
         -------------

        (a) This Agreement and the exhibits hereto contain a complete statement of all of the arrangements between the parties with respect to Executive's employment by the Company, supersede all existing agreements between them concerning Executive's employment and cannot be changed or terminated orally. No provision of this Agreement shall be interpreted against any party because that party or its legal representative drafted the provision. There are no warranties, representations or covenants, oral or written, express or implied, except as expressly set forth herein. Executive acknowledges that Executive does not rely and has not relied upon any representation or statement made by the Company or any of its representatives relating to the subject matter of this Agreement except as set forth herein.

        (b) If any provision of this Agreement or any portion thereof is declared by any court of competent jurisdiction to be invalid, illegal or incapable of being enforced, the remainder of such provision, and all of the remaining provisions of this Agreement, shall continue in full force and effect and no provision shall be deemed dependent on any other provision unless so expressed herein.

        (c) The failure of a party to insist on strict adherence to any term of this Agreement shall not be considered a waiver of, or deprive that party of the right thereafter to insist on strict adherence to, that term or any other term of this Agreement.

        (d) The headings in this Agreement (including the exhibits hereto) are solely for convenience of reference and shall not affect its interpretation.

        (e) The relationship between Executive and the Company is exclusively that of employer and employee, and the Company's obligations to Executive hereunder are exclusively contractual in nature.

        (f) Executive shall, at the request of the Company, execute and deliver to the Company all such documents as the Company may from time to time deem necessary or desirable to evidence, protect, enforce or defend its right, title and interest in or to any Confidential Materials, Intellectual Property or other items described in Paragraph 6 hereof. If Executive shall fail or refuse to execute or deliver to the Company any such document upon request, the Company shall have, and is granted, the power and authority to execute the same in Executive's name, as Executive's attorney-in-fact, which power is coupled with an interest and irrevocable.

        (g) The Company may assign this Agreement, Executive's services hereunder or any of the Company's interests herein (i) to any Person which is a party to a merger or consolidation with the Company, or (ii) to any Person acquiring substantially all of the assets of the Company or the unit of the Company for which Executive is rendering services; and, provided that any such assignee assumes the Company's obligations under this Agreement, the Company shall thereupon be relieved of any and all liability hereunder. Executive shall not have the right to assign this Agreement or to delegate any duties imposed upon Executive under this Agreement without the prior written consent of the Company, and, unless such consent is granted, any such purported assignment or delegation shall be void ab initio.
                         -- ------


                               [End of Exhibit A]